UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Information

On January 31, 2012, Hearth & Home of Vandalia, Inc. (“Vandalia”), a wholly owned subsidiary of AdCare Health Systems, Inc., refinanced its original mortgage on the property known as Hearth & Home of Vandalia (“Hearth & Home”), an assisted living facility located in Vandalia, Ohio. The original mortgage accrued interest at an annual rate of 8.5% and was insured by the Secretary of Housing and Urban Development (“HUD”) under Section 232 pursuant to Section 223(f) of the National Housing Act, as amended (“Section 232/223(f)”).

In connection with the refinancing, Vandalia issued a mortgage note in favor of Red Mortgage Capital, LLC in the amount of $3,721,500, dated January 1, 2012 but recorded and effective January 31, 2012 (the “Vandalia Note”), which accrues interest on the unpaid balance thereof at an annual rate of 3.74% and is also insured by HUD under Section 232/223(f).

The Vandalia Note is secured by a mortgage deed on the Home & Health facility and matures on May 1, 2041.  The Vandalia Note is payable in equal monthly installments of principal and interest payable on the first day of each month, commencing on March 1, 2012 and continuing through and including the maturity date, May 1, 2041.  The Vandalia Note has a prepayment penalty of 8% for any prepayment made prior to March 1, 2014, which penalty is reduced by 1% each year thereafter until the eighth anniversary of such date, after which there is no prepayment penalty.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer